EXHIBIT 10.4


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of June 17, 2005 by and among USN Corporation, a Colorado corporation (the "COMPANY"), and each of the shareholders of the Company identified on Exhibit A attached hereto (the "SHAREHOLDERS"). Together, the Company and the Shareholders may be referred to herein as the "PARTIES."

                                    ARTICLE 1
                               REGISTRATION RIGHTS

         1.1 DEFINITIONS. The following terms shall have the following meanings:

                  "Common Stock" shall mean the shares issued by the Company, par value $0.0001 per share.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Holder" shall mean (i) any person, including a Shareholder, owning of record Registrable Securities that have not been sold to the public or (ii) any assignee of record of such Registrable Securities.

                  "Prospectus" shall have the meaning ascribed thereto in SECTION1.2.

                  "Registrable Securities" shall mean any Common Stock of the Company issued to the Shareholders as consideration in the Transaction Agreements.

                  "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Article 1, including, without limitation, all registration and filing fees, printing expenses, fees, disbursements of counsel for the Company, Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

                  "Rule 144" shall mean Rule 144 of the Rules and Regulations of the SEC, as amended, promulgated pursuant to the Securities Act.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling ExpensesO shall mean all underwriting discounts and selling commissions applicable to the sale.

                  "Shelf Registration Period" shall have the meaning ascribed thereto in Section 1.2

                  "Shelf Registration Statement" shall have the meaning ascribed thereto in Section

                  "Transaction Agreements" means (i) that certain Asset Purchase Agreement between the Company and LGS Holdings, Inc., dated as of June 17, 2005, and (ii) that certain Stock Purchase Agreement entered into as of June 17, 2005 by and among the Company and Global Sun (HK) Ltd.

                  "Violation" shall have the meaning ascribed thereto in Section 1.7.

         1.2 SHELF REGISTRATION.


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

                  (a) The Company shall, at its cost, prepare and, by [_______________, 2005], file with the SEC and thereafter use its best efforts to cause to be declared effective as soon as practicable, a registration statement on Form S-B2 (or such other form as may be allowed under law) (the "SHELF REGISTRATION STATEMENT") relating to the offer and sale of the Registrable Securities by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "SHELF REGISTRATION").

                  (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the "PROSPECTUS") to be lawfully delivered by the Holders of the Registrable Securities for a period of two (2) years (or for such longer period if extended pursuant to the terms herein) from the date of its effectiveness or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement (i) have been sold pursuant thereto, (ii) become eligible for resale pursuant to Rule 144(k) under the Securities Act, or (iii) cease to be outstanding (in any such case, such period being called the "SHELF REGISTRATION PERIOD"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration effective during the requisite period if it voluntarily takes any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is (i) required by applicable law or (ii) taken by the Company in good faith and contemplated by Section 1.3(f).

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall use its best efforts such that each of the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         1.3 OBLIGATIONS OF THE COMPANY. In connection with the Shelf Registration contemplated in Section 1.2 hereof, the following provisions shall apply:


                  (a) The Company shall furnish to each Holder, prior to filing thereof with the SEC, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus included therein and include the names of the Holders who propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling security holders.

                  (b) During the Shelf Registration Period, the Company shall furnish to the Holders such reasonable number of copies of a Prospectus, including a preliminary Prospectus in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them; and the Company consents, subject to the provisions of this Agreement, to the use of the Prospectus and any amendment or supplement thereto, by each of the selling Holders of the Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                  (c) The Company shall use all reasonable efforts to register or qualify or cooperate with the Holders of the securities covered by such Registration Statement included therein in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement; provided that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.


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

                  (d) The Company will use its best efforts to comply with all rules and regulations of the SEC to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement covering at least twelve (12) months satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder as soon as reasonably practicable.

                  (e) The Company shall notify each Holder of Registrable Securities covered by such Shelf Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. During the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) The Company shall use all reasonable efforts to furnish on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated as of such date of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters addressed to the underwriters, and (ii) a comfort letter dated as of such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in connection with primary underwritten public offerings, addressed to the underwriters.

                  (g) The Company shall (i) make reasonably available for inspection by the Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders by one counsel designated by and on behalf of the Holders as described in Section 1.4 hereof.

                  (h) If the Company notifies the Holders in accordance with
         Section 1.3(f) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders shall suspend use of such Prospectus, and the period of effectiveness of the Shelf Registration Statement shall be extended by the number of days from and including the date of the giving of such notice to and including the earlier of (i) the date when the Holders shall have received such amended or supplemented Prospectus pursuant to this
         Section 1.3 and (ii) the effective date of notice by the Company to the Holders that the Shelf Registration Statement is effective and that no supplement or amendment is required.


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                  (i) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Shelf Registration Statement contemplated hereby.

         1.4 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification, or compliance shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered PRO RATA on the basis of the number of shares so registered.

         1.5 UNDERWRITTEN OFFERING. If the Shelf Registration Statement is for an underwritten offering, the Company shall so advise the Holders of the Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Article 1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated: first, to the Company; second, to the Holders on a PRO RATA basis based on the number of Registrable Securities requested by each Holder to be included in such underwriting; and third, to any shareholder of the Company (other than a Holder) on a PRO RATA basis. No such reduction shall reduce the amount of securities proposed by the Holders to be so included in the registration below twenty percent (20%) of the total amount of securities included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least ten (10) business days prior to the effective date of the Shelf Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, limited liability company, or corporation, the partners, retired partners, members, former members, and shareholders of such Holder, or the estates and family members of any such individuals and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any PRO RATA reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

         1.6 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article 1 that the selling Holders furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

         1.7 INDEMNIFICATION. In the event any Registrable Securities are included in a Shelf Registration Statement under Section 1.2:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities
         Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any violation or alleged


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

         violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law in connection with the offering covered by such Shelf Registration Statement; and the Company will pay as incurred to each such Holder, partner, member, officer, director, underwriter, or controlling person of such Holder or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter, or controlling person of such Holder or underwriter.

                  (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter (and any person that controls such underwriter) and any other Holder selling securities under such Shelf Registration Statement or any of such other Holder"s partners, members, directors, or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, member, officer, controlling person, underwriter, or other such Holder or partner, member, director, officer, or controlling person of such underwriter or other Holder may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this
         Section 1.7 in connection with investigating or defending any such loss, claim, damage, liability, or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 1.7 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holders representing 51% or more of the Registrable Securities, which consent shall not be unreasonably withheld; provided FURTHER, that in no event shall any indemnity under this Section 1.7 exceed the net proceeds received by such Holder for the Shares that were registered in that offering.

                  (c) Promptly after receipt by an indemnified party under this
         Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.


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

                  (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages, or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage, or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties" relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds received by such Holder for the Shares that were registered in that offering.

                  (e) The obligations of the Company and Holders under this
         Section 1.7 shall survive completion of any offering of Registrable Securities pursuant to a Shelf Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         1.8 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of all Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

         1.9 "MARKET STAND-OFF" AGREEMENT; AGREEMENT TO FURNISH INFORMATION. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a Shelf Registration Statement of the Company filed under the Securities Act; provided that all officers and directors of the Company and holders of at least ten percent (10%) of the Company"s voting securities enter into similar agreements.

         1.10 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                  (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and


                                       6
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                  (c) so long as a Holder owns any Registrable Securities,
         furnish to such Holder forthwith upon reasonable request: (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act (at any time after it has become subject to such reporting requirements); (ii) a copy of the most recent annual or quarterly report of the Company; and (iii) such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration. In the event that a Holder requests an opinion from counsel concerning the transfer of shares, such Holder shall pay all costs, including attorney fees, related to such opinion.


                                    ARTICLE 2
                           RESTRICTIONS ON PUBLIC SALE

         2.1 LEAK-OUT. For a period equal to the lesser of (i) two (2) years from the date of this Agreement, and (ii) one (1) year from the registration of shares pursuant to the registration rights contained in this Agreement, and subject to the Market Stand-off Agreement in Section 1.9 above, no Shareholder shall sell on any one (1) trading day more than fifteen percent (15%) of the average trading volume of the Company"s Common Stock over the prior ten (10) trading days. These selling restrictions shall only apply to the extent that the shares of a Shareholder are not subject to more restrictive selling provisions under Rule 144. In the event that a Shareholder transfers its shares of capital stock in the Company to a third-party, such transferee shall hold such shares subject to the above percentage restrictions, reduced to reflect the PRO RATA portion of such transferee's ownership of the total shares originally held by the transferring Shareholder.

         2.2 NO SHORT SALES. Each of the Shareholders agrees that neither it nor its affiliates shall, directly or indirectly, engage in any Short Sale (as defined in Rule 3 of the Exchange Act) with respect to the Company"s Common Stock.


                                    ARTICLE 3
                                  MISCELLANEOUS

         3.1 CONDITIONS TO EXERCISE OF SHAREHOLDERS" RIGHTS. Exercise of the Shareholders" rights under this Agreement shall be subject to and conditioned upon compliance with applicable laws, and the Shareholders and the Company shall use their best efforts in this regard.

         3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of State of Colorado without regard to conflicts of law provisions.

         3.3 AMENDMENTS AND WAIVER; CONSENT. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent.

         3.4 NOTICES. Any notice, demand, offer, or other written instrument required or permitted to be given, made, or sent hereunder shall be in writing and may be sent by personal delivery, courier, reputable overnight delivery service offering written confirmation of delivery, telefax with confirmed delivery, or registered or certified United States mail, postage prepaid, return receipt requested, to all required Parties simultaneously at their respective addresses as follows:

                  the Shareholder:

                           The Shareholder"s address as listed on the signature
page hereof;.

                  To the Company:

                           USN Corporation
                           2121 Avenue of the Stars, #2920
                           Los Angeles, California 90067
                           Attention:
                           Facsimile: (310) 203-9863


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

Any person to receive a notice hereunder shall have the right to change the place to which any such notice shall be sent by a similar notice sent in like manner to the Company. Notices sent by courier, telefax, or overnight delivery shall be deemed given and received on the date of actual delivery. All notices sent in the United States mail in the manner set forth above shall be deemed given and received five (5) days after being placed in the United States mail.

         3.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         3.6 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts (whether by facsimile or otherwise), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.7 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties relative to the specific subject matter hereof. Any previous agreement among the Parties relative to the specific subject matter hereof is superseded by this Agreement.

         3.8 REMEDIES. The Parties acknowledge that certain breaches of this Agreement may result in irreparable harm that cannot be adequately addressed by monetary damages. Therefore, the Parties agree that in the event of a breach or threatened breach of this Agreement, a non-breaching Party may seek to enjoin a breach or threatened breach of this Agreement or seek specific performance of an obligation under this Agreement in addition to any other remedy available at law or in equity.


                           [Signature Page to Follow]


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

         IN WITNESS WHEREOF, the Company, and each Shareholder listed on Exhibit A has caused this Agreement to be executed personally or by its duly authorized representative.


USN CORPORATION (formerly known as Premier Concepts, Inc.)


BY: /S/ TERRY WASHBURN
    ------------------
NAME: Terry Washburn
TITLE: Chief Executive Officer


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

                                    EXHIBIT A

                                (SIGNATURE PAGE)
                        TO REGISTRATION RIGHTS AGREEMENT
                              AMONG USN CORPORATION
                         AND CERTAIN OF ITS SHAREHOLDERS


/S/ HITESH KUMAR UPENDRA BHAI
--------------------------------
Name: Global Sun Enterprises LTD
Address for Notice:
Telephone:
Number of Registrable Securities: _________________


/S/ EDWARD GUREVICH
------------------------
Name: LGS Holdings, Inc.
Address for Notice:
Telephone:
Number of Registrable Securities: _________________


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